AH , Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary
Poultry Salmonella Vaccine Project
March 17, 2010

Salmonella infections in USA commercial poultry (or chickens) production have long been a meat industry concern, USDA/FSIS regulatory concern and consumer public health issue. The historic approach taken to *Salmonella* control has been to ignore chicken live growing practices and then attempt to completely eliminate *Salmonella* and other foodborne bacteria during final processing. With new emerging *Salmonella*-incidence consumer standards, new innovative techniques are required. USDA *Food Safety Inspection Service* (or FSIS), guided by a "*Zero Tolerance*" ultimate goal in all USA commercial poultry processing plants, demands and regulates poultry meat to be completely void of *Salmonella* spp. (i.e., any and all species). USDA/FSIS, until recently, would tolerate <7.5% *Salmonella* incidence, or 7.5 of 100 birds that are allowed to have at least one *Salmonella* spp. To the general public, this is intolerable. Recently over the last month, USDA changed its goal (or requirement) to now meet a goal of <5% *Salmonella* incidence. Again, ultimately "*Zero Tolerance*", or no *Salmonella* spp. presence, must ultimately guide public health concerns.

More than 2,400 serotypes of *Salmonella* bacteria (family Enterobacteriacea) could contaminate our meat supplies, making the task of eliminating all *Salmonella* spp. from our meat sources extremely difficult. To date, no one best management practice has emerged that will completely eliminate meat *Salmonella*-incidence issues. Consequently, USDA is searching for new, innovative means of improving the public's food safety, especially in the area of *Salmonella* reduction, a continued cause of public sickness and deaths. *NHIL Vaccine* offers such uniqueness and effectiveness. This unique patented vaccine, along with numerous other management practices, will help solve a public problem that has persisted for decades.

Because of the new *Salmonella*-contamination goal, the Poultry Industry is re-evaluating methods (or *interventions* as they are called) that will meet these new goals. Additional control methods are needed that will include greater reduction of harvest bacteria levels, particularly *Salmonella* spp., and specifically less virulent strains of *Salmonella* that may be harder to destroy or control during the birds' growout period. Increased use of vaccines will be a major part of this new strategy. The previous reluctance to use *Salmonella* Vaccines has been driven by cost-prohibition business decision and USDA lack of enforcement.

In today's regulatory environment and revised *Salmonella*-incidence goals of <5%, a new *Salmonella* Vaccine that addresses virulent/vigorous strains that are harder to destroy is even more important. Our research over >10 years has indicated that the *NHIL Vaccine* may meet this very important goal.

NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements. Following the final vaccine product manufacturing (~8-12 months), we anticipate a 12-18 month approval time frame.

For the agriculture industry and relative to other industries, the market size potential of the *NHIL Vaccine* is enormous. Chicken production in the USA is 9.2 billion birds annually. Anticipated *NHIL Vaccine* retail price is between $0.005 and $0.01 per bird (offering both conservative and realistic projections, respectively). Therefore, the annual potential market size range is $46-$92 Million.

James McNaughton President & CEO, AHPharma, Inc.

AHPharma, Inc. Office Phone: 443-260-2499 Fax: 443-260-2476
Mailing Address: P.O. Box 3467, Salisbury, Maryland 21802
Shipping Address: 116 W. Chestnut Street, Salisbury, Maryland 21801

AH Pharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary (Addendum)

Poultry Salmonella Vaccine Project

March 22, 2010

As mentioned in the initial *Executive Summary*, *NHIL Vaccine* USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements.

The entire project anticipated time frame includes:

- Final product evaluation of GMP (Good Manufacturing Practice, 21 CFR Part 110) material obtained from NHIL (4-months required).
- Final vaccine product manufacturing (~8-12 months required).
- Approval time frame, including regulatory approval and commercial field-testing (3 locations), we anticipate a 12-18 month time frame is required.
- Consequently, the total timeframe is anticipated to be 24 to 34 months.

Time frame variables include: time required for NHIL to produce GMP material, chosen manufacturing workload/production space availability, and regulatory agency responses. Typically, with a vaccine, AHPharma's experience has been that vaccine regulatory agencies are extremely responsive and infrequently delays the process. AHPharma testing periods will NOT be delayed and posed no treat to timing schedules. Anticipated time does not include NHIL's time required to produce the final GMP material.

Project cost includes:

- Final product evaluation of GMP material anticipated cost	$ 30,000
- Final Marek's interference study on the final product	10,000
- Final vaccine product manufacturing anticipated cost	100,000
- Regulatory approval and field testing (3 locations) anticipated cost	150,000
TOTAL	$ 290,000

Cost does not include the NHIL's cost of development of GMP material and production cost. GMP guidelines are necessary to assure regulatory agencies of the ability to create reproducible products, assure consistent manufacturing practices, maintain appropriate record-keeping, ensure proper storage, assure proper sanitation practices, etc. The vaccine manufacturing site that is chosen must have the ability to work under the guidelines of GMP.

DISCLAIMER: Based on historical experience, AHPharma has attempted to evaluate and anticipate ALL costs involved in obtaining final regulatory approval. Should factors outside the control of either NHIL or AHPharma arise, additional funds will be required to finish the final approval process. Until we obtain a final bid from the product manufacturer, final manufacturing initial cost cannot be fully finalized and is the cost area that may potential change. Anticipated regulatory approval cost is a reasonably safe cost. At this time, we do not anticipate that additional funds will be required.

James McNaughton

James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary
Poultry Salmonella Vaccine Project
July 29, 2010

Salmonella infections in USA commercial poultry (or chickens) production have long been a meat industry concern, USDA/FSIS regulatory concern and consumer public health issue. The historic approach taken to *Salmonella* control has been to ignore chicken live growing practices and then attempt to completely eliminate *Salmonella* and other foodborne bacteria during final processing. With new emerging *Salmonella*-incidence consumer standards, new innovative techniques are required. USDA *Food Safety Inspection Service* (or FSIS), guided by a "*Zero Tolerance*" ultimate goal in all USA commercial poultry processing plants, demands and regulates poultry meat to be completely void of *Salmonella* spp. (i.e., any and all species). USDA/FSIS, until recently, would tolerate <7.5% *Salmonella* incidence, or 7.5 of 100 birds that are allowed to have at least one *Salmonella* spp. To the general public, this is intolerable. Recently over the last month, USDA changed its goal (or requirement) to now meet a goal of <5% *Salmonella* incidence. Again, ultimately "*Zero Tolerance*", or no *Salmonella* spp. presence, must ultimately guide public health concerns.

More than 2,400 serotypes of *Salmonella* bacteria (family Enterobacteriacea) could contaminate our meat supplies, making the task of eliminating all *Salmonella* spp. from our meat sources extremely difficult. To date, no one best management practice has emerged that will completely eliminate meat *Salmonella*-incidence issues. Consequently, USDA is searching for new, innovative means of improving the public's food safety, especially in the area of *Salmonella* reduction, a continued cause of public sickness and deaths. *NHIL Vaccine* offers such uniqueness and effectiveness. This unique patented vaccine, along with numerous other management practices, will help solve a public problem that has persisted for decades.

Because of the new *Salmonella*-contamination goal, the Poultry Industry is re-evaluating methods (or *interventions* as they are called) that will meet these new goals. Additional control methods are needed that will include greater reduction of harvest bacteria levels, particularly *Salmonella* spp., and specifically less virulent strains of *Salmonella* that may be harder to destroy or control during the birds' growout period. Increased use of vaccines will be a major part of this new strategy. The previous reluctance to use *Salmonella* Vaccines has been driven by cost-prohibition business decision and USDA lack of enforcement.

AHPharma, Inc. Office Phone: 443-260-2499 Fax: 443-260-2476
Mailing Address: P.O. Box 3467, Salisbury, Maryland 21802
Shipping Address: 116 W. Chestnut Street, Salisbury, Maryland 21801

29-July-10

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

In today's regulatory environment and revised *Salmonella*-incidence goals of <5%, a new *Salmonella* Vaccine that addresses virulent/vigorous strains that are harder to destroy is even more important. Our research over >10 years has indicated that the *NHIL Vaccine* may meet this very important goal.

NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements. Following the final vaccine product manufacturing (~8-12 months), we anticipate a 12-18 month approval time frame.

For the agriculture industry and relative to other industries, the market size potential of the *NHIL Vaccine* is enormous. Chicken production in the USA is 9.2 billion birds annually. Anticipated *NHIL Vaccine* retail price is between $0.005 and $0.01 per bird (offering both conservative and realistic projections, respectively). Therefore, the annual potential market size range is $46-$92 Million.

Respectfully Submitted,

James L. McNaughton

James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.

AHPharma, Inc. Office Phone: 443-260-2499 Fax: 443-260-2476
Mailing Address: P.O. Box 3467, Salisbury, Maryland 21802
Shipping Address: 116 W. Chestnut Street, Salisbury, Maryland 21801

29-July-10

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary (Addendum)
Poultry Salmonella Vaccine Project
January 24, 2011

As mentioned in the initial Executive Summary, NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements.

The entire project anticipated time frame includes:

- Final product evaluation of GMP (Good Manufacturing Practice, 21 CFR Part 110) material obtained from NHIL (4-months required).
- Final vaccine product manufacturing (~8-12 months required).
- Approval time frame, including regulatory approval and commercial field-testing (3 locations), we anticipate a 12-18 month time frame is required.
- Consequently, the total timeframe is anticipated to be 12-18 months, barring any unforeseen circumstances that may be out of our control from either USDA/FSIS or the vaccine manufacturer.

Time frame variables include: time required for NHIL to produce GMP material, chosen manufacturing workload/production space availability, and regulatory agency responses. Typically, with a vaccine, AHPharma's experience has been that vaccine regulatory agencies are extremely responsive and infrequently delays the process. AHPharma testing periods will NOT be delayed and posed no treat to timing schedules. Anticipated time does not include NHIL's time required to produce the final GMP material.

Project cost includes:

- Final product evaluation of GMP material anticipated cost	$ 60,000
- Final Marek's interference study on the final product	20,000
- Final vaccine product manufacturing anticipated cost (i.e., working with the manufacturer).	60,000
- Regulatory approval and field testing (3 locations) anticipated cost	160,000
TOTAL	$ 300,000

Cost does not include the NHIL's cost of development of GMP material, actual manufacturing cost, initial batch-size field test material and/or production cost. GMP guidelines are necessary to assure regulatory agencies of the ability to create reproducible products, assure consistent manufacturing practices, maintain appropriate record-keeping, ensure proper storage, assure proper sanitation practices, etc. The vaccine manufacturing site that is chosen must have the ability to work under the guidelines of GMP.

AHPharma, Inc. Office Phone: 443-260-2499 Fax: 443-260-2476
Mailing Address: P.O. Box 3467, Salisbury, Maryland 21802
Shipping Address: 116 W. Chestnut Street, Salisbury, Maryland 21801

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

DISCLAIMER: Based on historical experience, AHPharma has attempted to evaluate and anticipate ALL costs involved in obtaining final regulatory approval. Should USDA require additional data collection, outside what is anticipated, factors outside the control of either NHIL or AHPharma arise, additional funds will be required to finish the final approval process. Until we obtain a final bid from the product manufacturer, final manufacturing initial cost cannot be fully finalized and is the cost area that may potential change. Anticipated regulatory approval cost is a reasonably safe cost. At this time, we do not anticipate that additional funds will be required.

Quote Submitted by:
James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.

AH[illegible], Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary
Poultry Salmonella Vaccine Project
March 17, 2010

Salmonella infections in USA commercial poultry (or chickens) production have long been a meat industry concern, USDA/FSIS regulatory concern and consumer public health issue. The historic approach taken to *Salmonella* control has been to ignore chicken live growing practices and then attempt to completely eliminate *Salmonella* and other foodborne bacteria during final processing. With new emerging *Salmonella*-incidence consumer standards, new innovative techniques are required. USDA *Food Safety Inspection Service* (or FSIS), guided by a "*Zero Tolerance*" ultimate goal in all USA commercial poultry processing plants, demands and regulates poultry meat to be completely void of *Salmonella* spp. (i.e., any and all species). USDA/FSIS, until recently, would tolerate <7.5% *Salmonella* incidence, or 7.5 of 100 birds that are allowed to have at least one *Salmonella* spp. To the general public, this is intolerable. Recently over the last month, USDA changed its goal (or requirement) to now meet a goal of <5% *Salmonella* incidence. Again, ultimately "*Zero Tolerance*", or no *Salmonella* spp. presence, must ultimately guide public health concerns.

More than 2,400 serotypes of *Salmonella* bacteria (family Enterobacteriacea) could contaminate our meat supplies, making the task of eliminating all *Salmonella* spp. from our meat sources extremely difficult. To date, no one best management practice has emerged that will completely eliminate meat *Salmonella*-incidence issues. Consequently, USDA is searching for new, innovative means of improving the public's food safety, especially in the area of *Salmonella* reduction, a continued cause of public sickness and deaths. *NHIL Vaccine* offers such uniqueness and effectiveness. This unique patented vaccine, along with numerous other management practices, will help solve a public problem that has persisted for decades.

Because of the new *Salmonella*-contamination goal, the Poultry Industry is re-evaluating methods (or *interventions* as they are called) that will meet these new goals. Additional control methods are needed that will include greater reduction of harvest bacteria levels, particularly *Salmonella* spp., and specifically less virulent strains of *Salmonella* that may be harder to destroy or control during the birds' growout period. Increased use of vaccines will be a major part of this new strategy. The previous reluctance to use *Salmonella* Vaccines has been driven by cost-prohibition business decision and USDA lack of enforcement.

In today's regulatory environment and revised *Salmonella*-incidence goals of <5%, a new *Salmonella* Vaccine that addresses virulent/vigorous strains that are harder to destroy is even more important. Our research over >10 years has indicated that the *NHIL Vaccine* may meet this very important goal.

NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements. Following the final vaccine product manufacturing (~8-12 months), we anticipate a 12-18 month approval time frame.

For the agriculture industry and relative to other industries, the market size potential of the *NHIL Vaccine* is enormous. Chicken production in the USA is 9.2 billion birds annually. Anticipated *NHIL Vaccine* retail price is between $0.005 and $0.01 per bird (offering both conservative and realistic projections, respectively). Therefore, the annual potential market size range is $46-$92 Million.

James McNaughton President & CEO, AHPharma, Inc.

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary (Addendum)
Poultry Salmonella Vaccine Project
March 22, 2010

As mentioned in the initial *Executive Summary*, *NHIL Vaccine* USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements.

The entire project anticipated time frame includes:

- Final product evaluation of GMP (Good Manufacturing Practice, 21 CFR Part 110) material obtained from NHIL (4-months required).
- Final vaccine product manufacturing (~8-12 months required).
- Approval time frame, including regulatory approval and commercial field-testing (3 locations), we anticipate a 12-18 month time frame is required.
- Consequently, the total timeframe is anticipated to be 24 to 34 months.

Time frame variables include: time required for NHIL to produce GMP material, chosen manufacturing workload/production space availability, and regulatory agency responses. Typically, with a vaccine, AHPharma's experience has been that vaccine regulatory agencies are extremely responsive and infrequently delays the process. AHPharma testing periods will NOT be delayed and posed no treat to timing schedules. Anticipated time does not include NHIL's time required to produce the final GMP material.

Project cost includes:

- Final product evaluation of GMP material anticipated cost	$ 30,000
- Final Marek's interference study on the final product	10,000
- Final vaccine product manufacturing anticipated cost	100,000
- Regulatory approval and field testing (3 locations) anticipated cost	150,000
TOTAL	$ 290,000

Cost does not include the NHIL's cost of development of GMP material and production cost. GMP guidelines are necessary to assure regulatory agencies of the ability to create reproducible products, assure consistent manufacturing practices, maintain appropriate record-keeping, ensure proper storage, assure proper sanitation practices, etc. The vaccine manufacturing site that is chosen must have the ability to work under the guidelines of GMP.

DISCLAIMER: Based on historical experience, AHPharma has attempted to evaluate and anticipate ALL costs involved in obtaining final regulatory approval. Should factors outside the control of either NHIL or AHPharma arise, additional funds will be required to finish the final approval process. Until we obtain a final bid from the product manufacturer, final manufacturing initial cost cannot be fully finalized and is the cost area that may potential change. Anticipated regulatory approval cost is a reasonably safe cost. At this time, we do not anticipate that additional funds will be required.

James McNaughton

James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary

Poultry Salmonella Vaccine Project

July 29, 2010

Salmonella infections in USA commercial poultry (or chickens) production have long been a meat industry concern, USDA/FSIS regulatory concern and consumer public health issue. The historic approach taken to *Salmonella* control has been to ignore chicken live growing practices and then attempt to completely eliminate *Salmonella* and other foodborne bacteria during final processing. With new emerging *Salmonella*-incidence consumer standards, new innovative techniques are required. USDA *Food Safety Inspection Service* (or FSIS), guided by a "*Zero Tolerance*" ultimate goal in all USA commercial poultry processing plants, demands and regulates poultry meat to be completely void of *Salmonella* spp. (i.e., any and all species). USDA/FSIS, until recently, would tolerate <7.5% *Salmonella* incidence, or 7.5 of 100 birds that are allowed to have at least one *Salmonella* spp. To the general public, this is intolerable. Recently over the last month, USDA changed its goal (or requirement) to now meet a goal of <5% *Salmonella* incidence. Again, ultimately "*Zero Tolerance*", or no *Salmonella* spp. presence, must ultimately guide public health concerns.

More than 2,400 serotypes of *Salmonella* bacteria (family Enterobacteriacea) could contaminate our meat supplies, making the task of eliminating all *Salmonella* spp. from our meat sources extremely difficult. To date, no one best management practice has emerged that will completely eliminate meat *Salmonella*-incidence issues. Consequently, USDA is searching for new, innovative means of improving the public's food safety, especially in the area of *Salmonella* reduction, a continued cause of public sickness and deaths. *NHIL Vaccine* offers such uniqueness and effectiveness. This unique patented vaccine, along with numerous other management practices, will help solve a public problem that has persisted for decades.

Because of the new *Salmonella*-contamination goal, the Poultry Industry is re-evaluating methods (or *interventions* as they are called) that will meet these new goals. Additional control methods are needed that will include greater reduction of harvest bacteria levels, particularly *Salmonella* spp., and specifically less virulent strains of *Salmonella* that may be harder to destroy or control during the birds' growout period. Increased use of vaccines will be a major part of this new strategy. The previous reluctance to use *Salmonella* Vaccines has been driven by cost-prohibition business decision and USDA lack of enforcement.

JLM
29-July-10

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

In today's regulatory environment and revised *Salmonella*-incidence goals of <5%, a new *Salmonella* Vaccine that addresses virulent/vigorous strains that are harder to destroy is even more important. Our research over >10 years has indicated that the *NHIL Vaccine* may meet this very important goal.

NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements. Following the final vaccine product manufacturing (~8-12 months), we anticipate a 12-18 month approval time frame.

For the agriculture industry and relative to other industries, the market size potential of the *NHIL Vaccine* is enormous. Chicken production in the USA is 9.2 billion birds annually. Anticipated *NHIL Vaccine* retail price is between $0.005 and $0.01 per bird (offering both conservative and realistic projections, respectively). Therefore, the annual potential market size range is $46-$92 Million.

Respectfully Submitted,

James L. McNaughton

James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.

AHPharma, Inc. Office Phone: 443-260-2499 Fax: 443-260-2476
Mailing Address: P.O. Box 3467, Salisbury, Maryland 21802
Shipping Address: 116 W. Chestnut Street, Salisbury, Maryland 21801

29-July-10

AHPharma, Inc.
Food Safety & Animal Health Firm

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

Executive Summary (Addendum)
Poultry Salmonella Vaccine Project
January 24, 2011

As mentioned in the initial Executive Summary, NHIL Vaccine USDA/FSIS regulatory approval is required. Generally, vaccine approvals are relatively easier, less cumbersome and require much less scrutiny, and therefore, less cost than with either FDA or EPA regulatory approval requirements.

The entire project anticipated time frame includes:

- Final product evaluation of GMP (Good Manufacturing Practice, 21 CFR Part 110) material obtained from NHIL (4-months required).
- Final vaccine product manufacturing (~8-12 months required).
- Approval time frame, including regulatory approval and commercial field-testing (3 locations), we anticipate a 12-18 month time frame is required.
- Consequently, the total timeframe is anticipated to be 12-18 months, barring any unforeseen circumstances that may be out of our control from either USDA/FSIS or the vaccine manufacturer.

Time frame variables include: time required for NHIL to produce GMP material, chosen manufacturing workload/production space availability, and regulatory agency responses. Typically, with a vaccine, AHPharma's experience has been that vaccine regulatory agencies are extremely responsive and infrequently delays the process. AHPharma testing periods will NOT be delayed and posed no treat to timing schedules. Anticipated time does not include NHIL's time required to produce the final GMP material.

Project cost includes:

- Final product evaluation of GMP material anticipated cost	$ 60,000
- Final Marek's interference study on the final product	20,000
- Final vaccine product manufacturing anticipated cost (i.e., working with the manufacturer).	60,000
- Regulatory approval and field testing (3 locations) anticipated cost	160,000
TOTAL	$ 300,000

Cost does not include the NHIL's cost of development of GMP material, actual manufacturing cost, initial batch-size field test material and/or production cost. GMP guidelines are necessary to assure regulatory agencies of the ability to create reproducible products, assure consistent manufacturing practices, maintain appropriate record-keeping, ensure proper storage, assure proper sanitation practices, etc. The vaccine manufacturing site that is chosen must have the ability to work under the guidelines of GMP.

James L. McNaughton, Ph.D.
Chief Scientific Officer
Email: McNaughton@AHPharma.com

DISCLAIMER: Based on historical experience, AHPharma has attempted to evaluate and anticipate ALL costs involved in obtaining final regulatory approval. Should USDA require additional data collection, outside what is anticipated, factors outside the control of either NHIL or AHPharma arise, additional funds will be required to finish the final approval process. Until we obtain a final bid from the product manufacturer, final manufacturing initial cost cannot be fully finalized and is the cost area that may potential change. Anticipated regulatory approval cost is a reasonably safe cost. At this time, we do not anticipate that additional funds will be required.

Quote Submitted by:
James L. McNaughton, Ph.D.
President & CEO
AHPharma, Inc.